UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Spetember 13, 2010
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                 Other Events.

On September 13, 2010, Dynex Capital, Inc. (the “Company”) announced that its Board of Directors has authorized the Company to redeem all 4,221,539 outstanding shares of the Company’s Series D 9.50% Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”). In the redemption, which is expected to be completed on October 15, 2010, each holder of a share of Series D Preferred Stock will receive one share of the Company’s Common Stock. On September 15, 2010, the Company mailed the notice of redemption to the holders of shares of Series D Preferred Stock. This redemption is taking place pursuant to provisions of the Company’s articles of incorporation, which provide for the redemption of the Series D Preferred Stock once the closing price of the Company’s Common Stock has equaled or exceeded $10.00 per share for at least 20 out of 30 consecutive trading days. As of the close of the market on September 13, 2010, the Company’s Common Stock had closed at or above $10.00 per share for 20 out of the most recent 28 trading days, including September 13, 2010. The Company noted that based on its reported June 30, 2010 book value, the redemption will be modestly accretive to book value per common share and post-redemption, reported basic and diluted earnings per share for the Company will be essentially identical.

The Company previously announced a dividend on the Series D Preferred Stock payable for the third quarter of 2010 for which the record date is September 30, 2010 and the payment date is October 29, 2010. Because the redemption will not be effective until October, after the record date for the dividend, each of the holders of Series D Preferred Stock on September 30, 2010 will receive the announced preferred stock dividend of $0.25 per share on October 29, 2010 as if the Series D Preferred Stock were still outstanding. Shareholders will receive any future dividends declared and paid on the Common Stock of the Company to the extent they remain holders of Common Stock. For the third quarter of 2010, the Company declared a Common Stock dividend of $0.25 on the same record date and payment date terms as the Series D Preferred Stock.

Dynex Capital, Inc. is a real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis. The Company invests in Agency and non-Agency RMBS and CMBS. The Company also has investments in securitized single-family residential and commercial mortgage loans originated by the Company from 1992 to 1998. Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	September 17, 2010	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer